UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2016

NEUROTROPE, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-55275 (Commission File Number)	46-3522381 (IRS Employer Identification No.)

205 East 42nd Street, 16th Floor
New York, New York 10017
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (973) 242-0005

_____________________________________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On November 17, 2016, Neurotrope, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Buyers”) to issue 100,917,500 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and warrants to purchase an equivalent number of shares of Common Stock, with an exercise price of $0.40 per share (subject to adjustment), for a period of five years from the date of issuance (the “Series F Warrants”), at a purchase price of $0.20 per share of Common Stock and Series F Warrant (the “Offering”). A minimum of $8,000,000 in gross proceeds was required to be received in the initial closing under the Purchase Agreement. The Company expects to receive total gross proceeds of approximately $20.2 million in the initial closing under the Purchase Agreement. In addition, pursuant to the Purchase Agreement, the Company may sell, in one additional closing on the same terms and conditions as those contained in the Purchase Agreement, additional shares of common stock and related warrants to one or more buyers on or prior to November 30, 2016.

The Company expects to use the net proceeds from the Offering to support the development of Bryostatin, its novel drug targeting the activation of PKC epsilon. Funds are anticipated to be used to complete the current phase 2 study treating moderate to severe Alzheimer's patients, plus the initiation of an open label extension study treating patients enrolled in the current phase 2 study. The Company also plans to initiate an open label study in Fragile X syndrome. The balance of the funds will be used for general corporate and working capital purposes.

Immediately prior to the initial closing, all of the issued and outstanding shares of the Company’s Series B Preferred Stock were converted into an aggregate of 26,425,973 shares of Common Stock based on a conversion price of $0.58 pursuant to the Series B COD Amendment (as defined below).

Pursuant to the Purchase Agreement, the Company agreed to reduce the exercise prices of certain of the Company’s outstanding warrants to purchase Common Stock that were issued in connection with the Company’s November 2015 private placement of Series B Preferred Stock and warrants following the initial closing. Effective as of November 18, 2016, the exercise price of each of the Series A Warrants and the Series C Warrants was reduced to $0.01 per share and the exercise price of the Series E Warrants was reduced to $1.00 per share, in each case subject to adjustment as provided in such Warrants, pursuant to the Series A Warrant Amendments (the “Series A Warrant Amendments”), the Series C Warrant Amendments (the “Series C Warrant Amendments”) and the Series E Warrant Amendments (the “Series E Warrant Amendments”), respectively.

In addition, the Company intends to effect a reverse stock split of its Common Stock within 30 days following the final closing under the Purchase Agreement and has agreed to apply for listing of its Common Stock to the NASDAQ Capital Market following the effective date of the reverse stock split.

Registration Rights Agreement

In connection with the Purchase Agreement, the Company and the Buyers entered into a Registration Rights Agreement (the “Registration Rights Agreement”) on November 17, 2016. Under the terms of the Registration Rights Agreement, the Company agreed to register the shares of Common Stock and the shares of Common Stock issuable upon exercise of the Series F Warrants sold to the Buyers pursuant to the Purchase Agreement. The Company is required to file a registration statement for the resale of such securities within 30 days following the closing date and to use its commercially reasonable efforts to cause each such registration statement to be declared effective no later than the earlier of (i) 90 days following the closing date (or 120 days following the closing date if the Securities and Exchange Commission causes a delay) and (ii) the second business day after the Company is notified that the registration statement will not be further reviewed. The Company may incur liquidated damages if it does not meet certain deadlines with respect to its registration obligations under the Registration Rights Agreement or if certain other events occur. The Company also agreed to other customary obligations regarding registration, including indemnification and maintenance of the effectiveness of the registration statement.

Amendment to Series B Preferred Stock Securities Purchase Agreement

In connection with the Offering, the Company and certain holders of the Company’s Series B Preferred Stock, par value $0.0001 per share (“Series B Preferred Stock”), amended that certain Securities Purchase Agreement, dated November 13, 2015, by entering into the Amendment to Securities Purchase Agreement, dated November 17, 2016, (the “Series B SPA Amendment”). The Series B SPA Amendment amended the definition of “Excluded Securities” to include the issuance of Common Stock and Series F Warrants in the Offering.

Placement Agent Compensation

In connection with the Offering, pursuant to a Placement Agency Agreement, dated October 13, 2016 (the “Placement Agency Agreement”), among the Company, Katalyst Securities LLC and GP Nurmenkari Inc. (the “Placement Agents”), the Company has agreed to pay the Placement Agents (i) a cash fee at each closing under the Purchase Agreement equal to ten percent (10%) of each closing’s gross proceeds and (ii) warrants to purchase shares of Common Stock at each closing under the Purchase Agreement equal to ten percent (10%) of the number of shares of Common Stock sold in each closing, with an exercise price of $0.20 per share and a five-year term (the “Broker Warrants”). Such Warrants shall not become exercisable until the Company’s stockholders have approved an amendment to its Articles of Incorporation to increase the number of authorized shares and such amendment is filed in Nevada.

Under the Placement Agency Agreement, the Company agreed to amend certain warrants previously issued to the Placement Agents. Immediately following the receipt of at least $8,000,000 of gross proceeds as part of the Offering, the exercise price of the 2,243,370 unexercised Placement Agent Series B Warrants and/or broker warrants issued by the Company as placement agent compensation to Katalyst Securities LLC, their registered representatives and designees, assignees or successors in interest, in connection with the Company’s completed financing in November 2015 (collectively, the “Series B Broker Warrants”), shall be reduced to $0.01 per share of Common Stock, provided that the Series B Broker Warrants that have their exercise price reduced shall not be exercisable for six months from the date of the initial closing under the Purchase Agreement. Additionally, immediately following the receipt of at least $10,000,000 of gross proceeds as part of the Offering, the exercise price of the 1,325,000 unexercised Placement Agent Series A Warrants and/or broker warrants issued by the Company as placement agent compensation to EDI Financial, Inc., Katalyst Securities LLC, their registered representatives and designees, assignees or successors in interest, in connection with the Company’s completed financings in 2013 (collectively, the “Series A Broker Warrants”) shall be reduced to $0.01 per share of Common Stock, provided that the Series A Broker Warrants that have their exercise price reduced shall not be exercisable for one year from the date of the initial closing under the Purchase Agreement.

The securities under the Purchase Agreement were offered and sold and will be offered and sold, and the Broker Warrants were issued and will be issued, in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state law.

The foregoing descriptions of the Purchase Agreement, the Series F Warrants, the Series A Warrant Amendments, the Series C Warrant Amendments, the Series E Warrant Amendments, the Registration Rights Agreement, the Series B SPA Amendment, the Placement Agency Agreement and the Broker Warrants, are qualified in their entirety by reference to the full text of each of such documents, which are filed as Exhibits 10.1, 4.1, 4.2, 4.3, 4.4, 10.2, 10.3, 10.4 and 4.5 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in “Item 1.01. Entry into a Material Definitive Agreement” is incorporated by reference herein in its entirety.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in “Item 5.03. Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year” is incorporated by reference herein in its entirety.

Item 5.03	Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Offering, on November 17, 2016, the Company filed with the Secretary of State of the State of Nevada an Amendment to the Company’s Certificate of Designations, Preferences and Rights of Series B Preferred Stock (the “Series B COD Amendment”), originally filed November 13, 2015 with the Secretary of State of the State of Nevada, as corrected by the Certificate of Correction filed November 19, 2015 with the Secretary of State of the State of Nevada (as so corrected, the “Certificate of Designation”). The Series B COD Amendment (i) provides that the Company’s entry into a binding securities purchase agreement, by and among the Company and the investors signatory thereto, in connection with a private placement of Common Stock and warrants, that results in at least $8,000,000 of aggregate gross proceeds to the Company (a “Private Placement”), shall result in the automatic conversion of the Company’s Series B Preferred Stock into shares of Common Stock at a conversion price of $0.58 immediately prior to the initial closing of the Private Placement with aggregate gross proceeds to the Company of at least $8 million and (ii) amends the definition of “Excluded Securities” to include the issuance of Common Stock and warrants issued in any Private Placement. As a result of the Offering described above, all of the issued and outstanding shares of Series B Preferred Stock were converted into an aggregate of 26,425,973 shares of Common Stock on November 17, 2016. The Series B COD Amendment was approved by the “Required Holders” as defined in the Certificate of Designation.

The foregoing description of the Series B COD Amendment is qualified in its entirety by reference to the full text of the Series B COD Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01	Other Events.

On November 18, 2016, the Company issued a press release announcing the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, and the information contained therein is incorporated herein by reference.

The Company intends to adopt an amendment to its 2013 Incentive Plan (the “Plan”) to increase the number of shares available for issuance under the Plan to up to 25% of the Company’s outstanding shares following the final closing (which shall also include the shares underlying the Series A Warrants and Series C Warrants). On November 21, 2016, the Company intends to grant options to purchase Common Stock under the Plan to certain officers, directors and employees in an amount equal to 6% of the issued and outstanding shares following the initial closing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amendment to Certificate of Designations, Preferences and Rights of Series B Preferred Stock filed November 17, 2016
4.1	Form of Series F Warrant
4.2	Form of Series A Warrant Amendment
4.3	Form of Series C Warrant Amendment
4.4	Form of Series E Warrant Amendment
4.5	Form of Broker Warrant
10.1	Securities Purchase Agreement, dated November 17, 2016, by and among Neurotrope, Inc. and the Buyers signatory thereto
10.2	Registration Rights Agreement, dated November 17, 2016, by and among Neurotrope, Inc. and the Buyers signatory thereto
10.3	Form of Amendment to Securities Purchase Agreement, dated November 17, 2016, by and among the Company and the other signatories thereto
10.4	Placement Agency Agreement, dated October 13, 2016, by and among Neurotrope, Inc., Katalyst Securities LLC and GP Nurmenkari Inc.
99.1	Press Release of Neurotrope, Inc., dated November 18, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROTROPE, INC.

Date: November 18, 2016	By:	/s/ Robert Weinstein
	Name:	Robert Weinstein
	Title:	Chief Financial Officer, Executive Vice President, Secretary and Treasurer